UNITED STATES
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A
(Amendment No. 1)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GOODRICH PETROLEUM CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT NO. 1 TO PROXY STATEMENT – EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A is being filed to supplement and amend the definitive proxy statement of Goodrich Petroleum Corporation (“we” or “the Company” or “Goodrich”) for the 2017 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”), which was filed with the Securities and Exchange Commission on April 20, 2017, in order to include a proposal for an advisory (non-binding) vote on the frequency of the advisory vote to approve the compensation of our Named Executive Officers (“Proposal No. 4”) and to include a proposal to approve a second amendment to the Goodrich Petroleum Corporation Management Incentive Plan, as amended from time to time, (the “MIP”) to increase the number of shares of Company common stock authorized for issuance thereunder (“Proposal No. 5”).  This Amendment No. 1 should be read in conjunction with the proxy statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the proxy statement. All other items of the proxy statement are incorporated herein by reference without changes.

IF YOU HAVE PREVIOUSLY CAST YOUR VOTE ON THE OTHER PROPOSALS DESCRIBED IN OUR NOTICE DATED APRIL 24, 2017 YOU WILL NEED TO SUBMIT THE ENCLOSED GREEN PROXY CARD AS YOUR INITIAL BALLOT WILL NOT BE COUNTED.

***

The Company’s definitive proxy statement for the Annual Meeting is supplemented and amended to include the following Proposal No. 4 and Proposal No. 5 as items of business in its Notice of the 2017 Annual Meeting to Stockholders:

4.  Approve, on an advisory basis, the frequency of holding future advisory votes to approve the compensation of our Named Executive Officers (every 1, 2 or 3 years);

5.  Approve a second amendment to the Goodrich Petroleum Corporation Management Incentive Plan, as amended from time to time, to increase the number of shares of Company common stock authorized for issuance thereunder; and

And the item previously listed as the fourth item of business in the Notice of the 2017 Annual Meeting to Stockholders—“Transact such other business as may properly come before such meeting”—shall be the sixth item of business.

On pages 1-2, which set forth “General Information” regarding the Annual Meeting, the answer to the question “What am I voting on?” is supplemented to include the following:

4.  Approve, on an advisory basis, whether a stockholder vote to approve the compensation of our Named Executive Officers should occur every 1, 2 or 3 years;

5.  Approve a second amendment to the Goodrich Petroleum Corporation Management Incentive Plan, as amended from time to time (the “MIP”), to increase the number of shares of Company common stock authorized for issuance thereunder; and

And the item previously listed as the fourth item stockholders are being asked to vote on—“The transaction of such other business as may properly come before such meeting”—shall be the sixth item listed.

On pages 1-2, which set forth “General Information” regarding the Annual Meeting, the answer to the question “What are the recommendations of the Board?” is supplemented to include the following:

4.  The Board unanimously recommends that you vote for a frequency of ONE YEAR for future advisory stockholder votes to approve the compensation of the Named Executive Officers.

5.  The Board unanimously recommends that you vote FOR the approval of the second amendment to the MIP to increase the number of shares of Company common stock authorized for issuance thereunder.

On pages 1-2, which set forth “General Information” regarding the Annual Meeting, the answer to the question “How many votes are needed to approve each of the proposals?” is supplemented to include the following:

With respect to the approval, on an advisory basis, of the frequency of future advisory votes to approve the compensation of our Named Executive Officers, the frequency (every 1, 2 or 3 years) that receives the most votes will be deemed to be the recommendation of the stockholders.  Broker non-votes will have no legal effect on the proposal.

The approval of the second amendment to the MIP to increase the number of shares of Company common stock authorized for issuance thereunder requires the affirmative vote of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting.  Abstentions will have the same effect as a vote against the proposal.  Broker non-votes will have no legal effect on the proposal.

On page 8, prior to the “STOCK OWNERSHIP MATTERS” section, two new sections are inserted as follows:

PROPOSAL NO. 4 – ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Exchange Act enables our stockholders to indicate how frequently we should seek an advisory vote on the approval of the compensation of the Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal No. 3 included in this proxy statement.  By voting on this Proposal No. 4, stockholders may indicate whether the advisory vote should occur every three years, every two years or every year.  Stockholders may also abstain.  After careful consideration of this Proposal No. 4, the Board has determined that an advisory vote on executive compensation that occurs each year is the most appropriate alternative for the Company, and therefore the Board recommends that you support a frequency period of every year for the advisory vote on executive compensation. The vote with regard to Proposal No. 4, will determine the schedule on which future say-on pay proposals like Proposal No. 3 are presented to stockholders.

The enclosed proxy card gives you four choices:  you may cast your vote on your preferred voting frequency by choosing the option of ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN from voting when you vote on this proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE ADVISORY STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5 – APPROVAL OF THE SECOND AMENDMENT TO MIP TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY AUTHORIZED FOR ISSUANCE THEREUNDER

At the Annual Meeting, stockholders will be asked to approve the Second Amendment to the MIP, which increases the number of shares of common stock available under the MIP by 1,500,000 shares (from 2,000,000 shares to 3,500,000 shares).  The increase in the number of shares available under the MIP is the only change to the MIP that the Second Amendment would implement.  As explained in greater detail below, our Board of Directors believes approval of the Second Amendment to the MIP is in the best interest of the Company and advisable in order to ensure that we have an adequate number of shares available under the MIP for our compensation programs.

Background and Purpose of the Proposal

We emerged from Chapter 11 on October 12, 2016, at which time we also canceled our 2006 Long Term Incentive Plan, as amended in 2015.  The Confirmation Order related to our Chapter 11 Reorganization Plan approved the MIP, which provides for awards of restricted stock, option, performance awards, phantom shares, stock payments, and stock appreciation rights (SARs) to directors, officers, employees, and consultants.  The MIP initially provided for the issuance of 1.0 million shares of common stock, all of which were granted on October 12, 2016 pursuant to the Plan of Reorganization.  In December 2016, prior to the Company being NYSE-listed and consistent with the terms of the MIP, the Compensation Committee (the “Committee”) approved an amendment to the MIP to increase the number of shares of common stock available under the MIP by 1,000,000 (from 1,000,000 shares to 2,000,000 shares). Following this amendment, an additional 859,568 shares, with a grant date fair value of $12.00, were awarded in December 2016 and will vest over a service period of up to 3 years except for grants to directors which vest over 12 months.

The MIP is intended to promote the interests of the Company by providing a means by which directors, officers, employees, and consultants may acquire or increase their equity interest in the Company and may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The MIP is also intended to enhance the ability of the Company and its subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

We believe that approval of the Second Amendment is necessary in order to give us the flexibility to make stock-based awards and other awards permitted under the MIP over the next two years in amounts determined appropriate by the Committee; however, this timeline is simply an estimate used to determine the number of additional common shares requested pursuant to the Second Amendment and future circumstances may require a change to expected equity grant practices.  These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors and our hiring activity over the next few years.

Consequences of Failing to Approve the Proposal

Failure of our stockholders to approve this Proposal 5 will mean that we will continue to grant equity awards under the terms of the MIP, in its current form, until the shares of common stock available for issuance thereunder are exhausted, which we estimate will occur in mid-2017, based on current expected equity grant practices and plans.  After that point, if the Second Amendment has not been approved, we may be unable to provide compensation that is commensurate with our competitors.

Description of the Goodrich Petroleum Corporation Management Incentive Plan

Key Terms.

▪
Eligible participants.  Any Company director, officer, employee or consultant is eligible to participate in the MIP.  As of April 26, 2017, we had 48 employees, zero consultants and five outside directors that would be eligible to receive awards under the MIP.

▪	Administration. The MIP is administered by the Committee, who has the authority to determine the participants to whom awards may be granted.

▪
Award types.  The awards that may be granted under the MIP include non-statutory stock options, restricted stock, performance awards, phantom shares, stock payments, and stock appreciation rights.  The MIP does not provide for the grant of incentive stock options intended to satisfy the requirements of section 422 of the Code.

▪
Shares Authorized.  As amended, the MIP permits a total of 2,000,000 shares to be issued in either new grants or in connection with awards outstanding.  The Second Amendment would permit an additional 1,500,000 shares to be issued under the MIP, for a total of 3,500,000 shares.  If an award of restricted stock is forfeited or cancelled or an award otherwise lapses, expires, terminates or is canceled without the actual delivery of shares or is settled in cash, then the shares covered by that award will be shares available under the MIP again.  In addition, shares tendered or withheld by the Company to satisfy tax withholding exercise price or other payment obligations will be available for issuance under future awards if not sold to satisfy the tax withholding.

▪	Term. No award may be granted under the MIP after the 10th anniversary of September 28, 2016, the effective date of the plan.

▪	Option and SAR exercise prices. The exercise prices of an option or SAR cannot be less than the fair market value on the effective date of grant.

▪
Dividends.  The Committee may determine whether dividends payable on restricted stock, and dividend equivalents payable on phantom share awards, will be subject to restrictions or reinvested, or, only with respect to dividends payable on restricted stock, paid directly to the participant.

Transferability.  To the extent specifically approved in writing by the Committee, an award may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other persons on such terms and conditions as the Committee may establish or approve.  Except for the foregoing, each award is exercisable only by the participant in his or her lifetime, and no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by applicable laws.

Adjustments.  In the event of a stock dividend or stock split with respect to the Company’s common stock, the number of shares subject to outstanding awards will automatically be proportionately adjusted, without action by the Committee, provided that such adjustment will be evidenced in the plan documents and in accordance with applicable law.  In the event the Committee determines that any distribution, recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of shares or securities or similar corporate transaction affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of benefits or potential benefits under the MIP, then the Committee will adjust any or all of (i) the number and type of shares or other securities with respect to which awards may be granted, (ii) the number and type of shares or other securities subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment.

Change of Control.  In the event of any distribution, recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of shares or other securities, or other similar corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, or a Change of Control (as defined in the MIP) and whenever action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits, the Committee may take any one or more of the following actions: (1) the termination of any award in exchange for cash or the replacement of any award; (2) the assumption or substitution of any award by the successor or survivor corporation, or a parent or subsidiary thereof; (3) adjustments of the number and type of shares of common stock or other securities subject to outstanding awards or awards that may be granted in the future; (4) the acceleration of vesting and payment of any award; and (5) the termination, cancelation, forfeiture or suspension of any award.

Administration.  The Committee, which is made up entirely of independent directors, administers the MIP (provided that awards made to directors are administered by the Board).  The MIP grants broad authority to the plan administrator to: (i) designate participants; (ii) determine the types of awards to be granted to a participant; (iii) determine the number of shares to be associated with awards; (iv) determine the terms and conditions of any award; (v) determine whether and to what extent an award may be settled in cash, shares, or other securities; (vi) determine whether an award will be canceled, forfeited or suspended and the methods by which awards will be settled, exercised, canceled, forfeited or suspended; (vii) interpret and administer the MIP and award agreements made pursuant to it; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate; (ix) make any other determination and take any other action deemed necessary or desirable for the administration of the MIP.

Amendment and Termination.  The Board or the Committee may amend, alter, suspend, discontinue, or terminate the MIP without consent, provided that any award that is subject to Section 409A of the Code may not be terminated unless the termination would not result in the award becoming subject to additional tax under Section 409A.  The Committee may waive any conditions or rights under, amend any terms of, or alter any award, provided no change in any award shall materially adversely affect the rights of a participant under the award without the consent of such participant.

Federal Income Tax Consequences

The U.S. federal income tax rules applicable to awards granted pursuant to the MIP are summarized below. This summary does not seek to address the tax laws of any municipality, state, or foreign country in which a participant resides in detail.  Section 409A of the Code provides additional tax rules governing non-qualified deferred compensation.  Generally, Section 409A will not apply to awards granted under the MIP, but may apply in some cases to certain awards.  For such awards subject to Section 409A, certain officers of the company may experience a delay of up to six months in the settlement of the awards in shares of company stock.

Options and SARs.  Participants will not realize taxable income upon the grant of an option or a SAR.  Upon the exercise of a non-statutory option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of common stock received, over (ii) the exercise price of the award.  A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a non-statutory option or SAR that equals the fair market value of such shares of common stock on the date of exercise. Generally, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.  When a participant sells the shares of common stock acquired as a result of the exercise of a non-statutory option or SAR, any appreciation (or depreciation) in the value of the shares of common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period.  The shares of common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Other Awards: Restricted Stock, Performance Awards, Stock Payments, and Phantom Shares. A participant will recognize ordinary compensation income upon receipt of cash pursuant to an award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon.  Individuals will not have taxable income at the time of grant of a phantom award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the phantom award, as applicable, in an amount equal to the cash or the fair market value of the shares of common stock received.

A recipient of restricted stock or performance award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code.  If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of common stock will commence on the later of the date the shares of common stock are received or the restrictions lapse.  Generally, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Equity Compensation Plan Information

The following table sets forth certain information with respect to our equity compensation plans as of April 26, 2017.

Plan Category	Number of securities to be issued upon vesting of outstanding phantom restricted stock	Weighted average exercise price	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans not approved by security holders:
Goodrich Petroleum Corporation Management Incentive Plan, as amended	852,412	n/a	147,586

New Plan Benefits

The benefits that will be granted or paid under the MIP are the awards to be made in the future under the MIP and so cannot currently be determined.  Awards granted under the MIP are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.  As of April 27, 2017, the closing price of a share of our common stock was $13.50.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SECOND AMENDMENT TO THE GOODRICH PETROLEUM CORPORATION MANAGEMENT INCENTIVE PLAN

The form of the proxy card included in the Company’s definitive proxy statement for the 2017 Annual Meeting of Stockholders is amended in its entirety to include Proposal No. 4 and Proposal No. 5.

ANNUAL MEETING OF STOCKHOLDERS OF GOODRICH PETROLEUM CORPORATION May 23, 2017 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement, proxy card and Annual Report are available at http://www.astproxyportal.com/ast/21080/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230304030000000000 0 052317 THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1, A VOTE OF “FOR” WITH RESPECT TO PROPOSALS 2, 3 AND 5, AND A VOTE OF “1 YEAR” WITH RESPECT TO PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Class I Directors: O Steven J. Pully O Timothy D. Leuliette 2. Ratify the selection of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017. 3. Approve, on an advisory basis, the compensation of our Named Executive Officers. 4. Approve, on an advisory basis, the frequency of holding future advisory votes to approve the compensation of our Named Executive Officers. 5. Approve a second amendment to the Goodrich Petroleum Corporation Management Incentive Plan, as amended from time to time, to increase the number of shares of Company common stock authorized for issuance thereunder. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1 year 2 years 3 years ABSTAIN FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GOODRICH PETROLEUM CORPORATION PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2017 The undersigned hereby constitutes and appoints Walter G. Goodrich and Robert C. Turnham, Jr. and each and either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Goodrich Petroleum Corporation to be held at The Coronado Club located at 919 Milam Street, Suite 500, Houston, Texas 77010, on May 23, 2017 at 11:00 a.m. Central Daylight Time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. YOUR VOTE IS IMPORTANT. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" PROPOSALS 1, 2, 3 AND 5, AND FOR “1 YEAR” ON PROPOSAL 4. STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. (Continued and to be signed on 1.1 the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF GOODRICH PETROLEUM CORPORATION May 23, 2017 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible  ocuments online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1, A VOTE OF “FOR” WITH RESPECT TO PROPOSALS 2, 3 AND 5, AND A VOTE OF “1 YEAR” WITH RESPECT TO PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- 20230304030000000000 0 052317 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement, proxy card and  nnual Report are available at http://www.astproxyportal.com/ast/21080/ Election of Class I Directors: NOMINEES: O Steven J. Pully O Timothy D. Leuliette FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. Ratify the selection of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017. 3. Approve, on an advisory basis, the compensation of our Named Executive Officers. 4. Approve, on an advisory basis, the frequency of holding future advisory votes to approve the compensation of our Named Executive Officers. 5. Approve a second amendment to the Goodrich Petroleum Corporation Management ncentive Plan, as amended from time to time, to increase the number of shares of Company common stock authorized for issuance thereunder. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2 1 year years 3 years ABSTAIN FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by  uthorized person.